Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (File No. 333-152898) of Quicksilver Resources Inc. of our report dated March 2, 2009 relating to the consolidated financial statements of BreitBurn Energy Partners L.P., which appears in Quicksilver Resources Inc.'s Amendment No. 1 to the Annual Report on Form 10-K for the year ended December 31, 2008.

/s/ PricewaterhouseCoopers LLP
Los Angeles, California
April 9, 2009